Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on S-1/A (No. 333-277681) of Dynamic Shares Trust of our report dated March 27, 2024, relating to the combined financial statements of Dynamic Shares Trust and the individual financial statements of the fund comprising of Dynamic Shares Trust, which appears in this Form 10-K. We also consent to the reference to us under the heading “Experts” and “Appointment of Auditor” in such Registration Statement.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

May 16, 2024